Exhibit 10.2

COMMERCIAL LEASE

THIS LEASE made this 8th day of April , 2009 by and between NORTHSHORE PROPERTIES LLC (hereinafter called Lessor) and DRS Inc (hereinafter called Lessee), a Washington corporation, with its principal place of business located at 5906 238th St SE Woodinville WA 98072.

1.          PREMISES: Lessor does hereby lease to Lessee, those certain premises legally described as the back portion of the following;

SEC 34 TWP 27 KGB 05 TH PTN W1/2 NW1/4 SE1/4& W1/2 SW1/4 SE1/4 SEC 34 LY N OF N BDY TR CONVYD TO CARL V. JOHNSON BY WD VOL 726 PG 412 EXCN 510 FT THOF EXC E 360FT BX CORD & EXC FDT - BEG AT INT PT OF W LN OF THE E 360FT SD SUB WH SLY MGN OR 238TH SE TH SO 1 *41 36E DIST 739.4 i FT TH S62* 19 38 W DIST 332.76FT TO N-S C/L OF SD SEC 34 TH NO1*3631W ALG SD C/L DIST 484.87FT TH N88*J8 24E DIST283.41 FT TAP WH IS 15FT W OF W LN OF E 360FT SD SUB TH NO 1*41 36W PLW SD W LN DIST 401.28FT TO SLY MGN OF 238TH SE TH 587*57 55E ALGSD SLY MGN DIST 15.03FT TO TPB PER BLA 133-89 AF 8912120580

2.          TERM: The term of this Lease shall be on a 60 months basis; provided, however, that this lease shall continue until terminated by either party upon sixty (60) days prior written notice to the other party, after the first 60 months.

3.          POSSESSION: If the Lessor, for any reason whatsoever, cannot deliver possession of the said Premises to the Lessee at the commencement of the term hereof, (his Lease shall not be void or voidable, nor shall the expiration date of the above term be in any way extended, but in the event, all rent shall be abated during the period between the possession. In the event, that Lessor shall permit. Lessee to occupy the Premises prior to the commencement, date of the term, such occupancy shall be subject to all the provisions of the Lease. Said early possession shall not advance the termination date hereinabove provided.

4.          BASE RENT: Lessee covenants and agrees to pay Lessor at the offices of Lessor, PO Box 1813 Bothell WA 98041 or to such other party or at such other place as Lessor may hereafter designate, monthly Base Rent in the amount of Three Thousand Four Hundred Twenty-Five  dollars, ($ 3,425,00) in advance on or before the first day of each month of the lease term, and the first month's Rents shall be paid upon the execution hereof. Credit to Base Rent is given to the first 12 months of this lease of $125.00 per month. Base Rent for any period during the term hereof which is for less than one (1) month's rent shall be for a prorated portion of the monthly installment herein, based upon a thirty (30) day month. Said Base Rental shall be paid the Lessor without deduction or offset in lawful money of the United States of America which shall be legal tender at the time of payment. Any rental payments received six (6) days after the beginning date of each rental period will be subject to a service charge of 5% of the base rent or ($100.00 whichever is more) per month upon written notice of delinquency to Lessee plus an additional Twenty Dollars ($20.00) per day for each day thereafter from the 10th day forward until paid.

5.           ADDITIONAL RENT: The Lessee shall pay to Lessor monthly as additional rent Lessee's Prorata Share, as defined in. Section 5.1, of any and all Common Area Maintenance charges. Said charges shall include, but are not limited to: all real property tax, insurance, sewer, water, electricity, and common area maintenance incurred by Lessor for the operation and maintenance of the buildings and common area of which the subject premises is a part.

5.1           PRORATION: It is understood that the Lessee's Prorata. Shave under this Lease is 47%.

6.           TAXES DEFINITION: As used in this Lease, the term "Real Property Tax" shall include any form of assessment, ~~levy, penalty~~ or tax including ~~interest~~ (other than inheritance, estate, net income, or franchise taxes), imposed by an authority having the direct or indirect power to tax, including any city, county, state or federal improvement or an school, agricultural, lighting, drainage, or other improvement district thereof. Lessor agrees to amortize any assessment, levies, penalty or tax. over the longest period available and Lessee shall be responsible only for its prorated share of any payment that becomes due during the term of this Lease. Lessee agrees to pay or cause to be paid, before delinquency, any and all taxes levied or assessed upon all equipment, furniture, fixtures, and other personal property located in the Premises except that which may be owned by Lessor.

7.           COMMON AREA MAINTENANCE: Lessee agrees to conform to Lessor's rules and regulations pertaining to the parts of the building that are in common use by tenants. Lessor shall manage and maintain during the term of this Lease the common areas which shall consist of the total land area and improvements not designed or designated as rentable are to include, but not be limited to, all parking areas, common walkways, sidewalks, roads, landscaped areas, lighting, drainage facilities, fences and signs. Lessee shall pay as Additional Rent, Lessee's Prorata Share, as defined in Section 5,1, of such common area maintenance expenses including, but not limited to, wages and expenses for maintenance employees, accounting, administrative expenses, materials used for repairs and replacement, periodic parking lot cleaning and removal of other refuse and debris, snow and ice removal, line painting, repairs to paving, curbing and sidewalks, sign maintenance and sign insurance, storm water control and sanitary control (user fee assessments only and not repairs or improvements), landscape supplies and maintenance including rental of equipment to do the aforementioned gardening and landscaping.

8.            REPAIRS AND MAINTENANCE: Premises have been inspected and are accepted by Lessee in their present condition. Lessee shall, at its own expense and at all times, keep the premises neat, clean and in sanitary condition, and keep and use the rules, regulations and requirements of government authorities. Lessee shall permit no waste, damage or injury to the interior of Premises; keep all drain pipes free and open; protect water, healing, gas and other pipes on the interior on the Premises to prevent freezing or clogging, repair all leaks and damage caused by leaks; replace all glass in windows and doors of the Premises which, may become cracked or broken; and remove ice and snow from sidewalks adjoining the Premises. (Except for the roof, including gutters and downspouts, concrete imbedded piping, structural portions of interior walls, sidewalks and driveways, exterior walls and foundation, which are the responsibility of the Lessor). Lessee shall make such repairs as necessary to maintain the Premises in as good condition as they know are, reasonable use and normal wear and tear excepted. Where there is an air conditioning system the Lessee shall be responsible and pay for all maintenance repairs.

9.           UTILITIES: Over and above the prorationed expenses as detailed in Paragraph 5, the Lessee agrees to pay prior to delinquency, the cost of all utility services rendered or furnished to the Premises including, but not limited to, gas, electricity, telephone, garbage, janitorial service and other cleaning costs, together with all taxes and assessments levied or other charges on such utilities and governmental charges based on utility consumption,

10.         SIGNS: All signs or symbols placed by Lessee in the windows and doors of the Premises, or upon any exterior part of the building shall be subject to local codes. Lessor may demand the removal of signs which are not so approved and Lessee's failure to comply with said request within forty-eight (48) hours will constitute a breach of this paragraph and will entitle Lessor to terminate this Lease or, in lieu thereof., to cause the sign to be removed and the building repaired at the sole expense of the Lessee. At the termination of this Lease, Lessee will remove all signs placed by Lessee upon the Premises and will repair any damage caused by such removal. All signs must comply with sign ordinances and be placed in accordance with required permits.

11.         ALTERATIONS: Lessee may make all minor necessary alterations, additions and improvements is said Premises to operate its business at its sole cost and expense; provided, however, that Lessee shall obtain the prior written approval of Lessor, In the performance of such work, Lessee agrees to comply with all laws, ordinances, rules and regulations of any proper public authority, and to save Lessor harmless from damage, loss or expense. Any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling, and built-in cabinet work, but excepting movable furniture and trade fixtures, shall at once become a part of the realty and belong to the Lessor and shall be surrendered with the Premises. Upon termination of the Lease, Lessee may remove such improvements and restore the Premises, at Lessee's sole cost and expense. Any improvements not so removed shall be removed at Lessee's expense provided that Lessee shall pay for any damage caused by such removal.

12.        CONDEMNATION: In the event a substantial part of the Premises is taken or damaged by the right of eminent domain, or purchased by the condemner, in lieu thereof, then this Lease shall be canceled as of the time of taking, at the option of either parry, unless the, parties reach written agreement to continue this Lease on revised terms. Nothing herein contained shall prevent the Lessee from his entitlement to negotiate for his own moving costs, his leasehold improvements and personalty and fixtures.

In the event of partial taking (40% or less), this Lease shall continue at the Lessor's option, with a prorata reduction in rental for the condemned portion of the Premises.

13.         PARKING: Lessee understand that parking is apportioned in conformity with controlling zoning ordinances and that Lessor shall have the right to make such regulations from time to time as Lessor deems desirable for the control of parking automobiles on the real property described in Paragraph 1 or property under Lessor's control, including the right to designate certain areas for parking of the Lessee, employees of the Lessee, his customers and other Lessees of said buildings. Lessor assumes no liability or risk for any damage that may occur to a Lessee's (his employees, customers or others) automobile or other property in any parking lot or common area of the building, not caused by Lessor's negligence,

3 4.        LIENS AND INSOLVENCY: Lessee shall keep the Premises free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Lessee, and shall hold Lessor harmless or, if a receiver, assignee or other liquidating officers is appointed for the business of Lessee, Lessor may cancel this Lease at its option.

15.         SUBLETTING OR ASSIGNMENT: Lessee shall not, except to its parent, subsidiaries or divisions, sublet the whole or any part of the Premises, nor assign this Lease without the written consent of Lessor which will not be unreasonably withheld.

16.         ACCESS: Lessor shall have the right to enter the Premises at all reasonable times for the purpose of inspection or of making repairs, additions or alterations and to show the Premises to prospective tenants for sixty (60) days prior to the expiration of the Lease term,

17.         DAMAGE OR DESTRUCTION:

Section 1.       If, during the term hereof, the building or improvements upon the Leased Premises are damaged or destroyed by fire, explosion , the elements, an act of God, or any other casualty, this Lease shall nevertheless continue in full force and effect for a period of thirty (30) days from the date of such damage or destruction or until sooner terminated by the .Lessor, subject to abatement of the Rent for the period following such destruction. During such thirty (30) day period. Lessor shall have the option of terminating the Lease. In the event Lessor does not elect to terminate the Lease within such period, Lessor shall promptly commence to restore or rebuild the building or improvements and complete the same within 120 days from the date of destruction, with Rental Payments abated from the date of destruction and throughout the period of repair and reconstruction during which Lessee is deprived of the use of the Leased Premises.

Section 2.       For the purpose of defraying the cost of such repairs, replacements or reconstruction, Lessor shall make available all sums received under insurance policies covering such loss to the persons, firms or corporations whom Lessor may employ to repair, replace or rebuild the same, as such repairs, replacements or rebuilding shall progress. Lessor shall obtain from every mortgagee in interest at the time of execution of the mortgage or simultaneous with the execution of this Lease, if any such mortgage shall then exist, such mortgagee's agreement to make the proceeds of such insurance policies available for payment of repairs, replacement or reconstruction as provided in this Lease.

Section 3.       If the Lessor shall fail to rebuild and restore the said building and improvements within such 120-day period as above provided, the Lessee snail have the right to cancel this Lease at the expiration of such 120-day period,

18.         ACCIDENTS AND LIABILITY: Lessor or its agent shall not be liable for any injury or damage to persons or property sustained by lessee or others, in and about the Premises not caused by Lessor's negligence. Lessee agrees to defend and hold Lessor and its agents harmless from any claim, action and/or judgment for damages to property or injury to persons suffered or alleged to be suffered on the Premises by any person, firm or corporation, unless caused by Lessor's negligence. Lessee agrees to maintain public liability insurance on the Premises in the minimum limit of Five Hundred Thousand Dollars ($500,000.00) Combined Single Limit of Liability for both Bodily Injury and Property Damage Liability and shall name Lessor as an "Additional Insured." Lessee shall furnish Lessor a Certificate of Insurance indicating that the insurance policy is in full force and effect, that Lessor has been named as an additional insured, and that the policy may not be canceled unless ten (10) days prior written notice of the proposed cancellation has been given to Lessor.

19.         SUBROGATION WAIVER: Lessor and Lessee each herewith and hereby releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils described in standard fire insurance policies and all perils described in the "Extended Coverage" insurance endorsement approved for use in the state where the Premises are located, which occurs in, on or about the Premises; whether due to the negligence of either party, their agents, employees or otherwise: provided that this Section shall be inapplicable if it would have the effect of invalidating any insurance coverage of Lessor or Lessee.

20.         DEFAULT AND RE-ENTRY: If Lessee fails to pay any installment of rent within ten (10) days after written notice of said failure to pay rent, or to perform any other covenant under this Lease within thirty (30) days after written notice from Lessor stating the nature of the default or commits any other act of breach or default, Lessor may re-enter and take possession of Premises and Lessee agrees to quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereafter provided; provided, however, that if the nature of such default Other than for nonpayment of rent is such that the same cannot reasonably be cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion. Notwithstanding any re-entry and retaking of possession, lessor may elect either (a) to terminate Lessee's right of tenancy, in which event Lessee shall immediately pay to Lessor a sum equal to that by which the then cash value of the total rents reserved under this Lease for the balance of the Lease term; or (b) without terminating this Lease, to relet or attempt to relet all or any portion of the Premises upon such terms and conditions as the market conditions at that time allow, in which event the rents received on such reletting shall be applied first to the expenses of reletting and collection, including necessary renovation and alteration of the Premises, reasonable attorney fees and real estate commissions paid, and thereafter to payment of all sums due or to become due owner hereunder, and if a sufficient sum shall not be thus realized to pay such sums and other charges, Lessee shall pay Lessor any and all deficiencies, and Lessor may bring an action therefore as such deficiencies become known with certainty. If Lessor elects this subsection "(b)" remedy, it shall have the right to let any attempting to relet Lessee's Premises, and such action by Lessor shall not relieve Lessee from any of Lessee's obligations hereunder.

21.         REMOVAL OF PROPERTY: In the event Lessor lawfully re-enters the Premises as provided herein, Lessor shall have the right, but not the obligation, to remove all the personal property located therein and to place such property in storage at the expense and risk of Lessee.

22.         COST AND ATTORNEYDS' FEES: If, by reason of any default or breach on the part of either party in the performance of any of the provisions of this Lease, a legal action is instituted, the losing party agrees to pay all reasonable costs and attorneys' fees in connection therewith. It is agreed that the venue of any legal action brought under the terms of this Lease may be in the county in which the Premises are situated.

23.         SUBORDINATION: Lessee agrees that this Lease shall be subordinate to any mortgages or deeds of trust placed on the Property, provided that in the event of foreclosure, if Lessee is not then in default and agrees to attorn to the mortgagee or beneficiary under deed of trust, such mortgagee or beneficiary shall recognize Lessee's right of possession for the term of this Lease,

24.         NO WAIVER OF COVENANTS. APPROVALS: Any waiver b either party of any breach hereof by the other shall not be considered a waiver of any future similar breach. This Lease contains all the agreements between the parties; and there shall be no modification of the agreements contained herein except by written instrument. Whenever the approval or consent of Lessor is required herein it will not be unreasonably withheld,

25.         SURRENDER OF PREMISES: Lessee agrees, upon termination of this Lease to peacefully quit and surrender the Premises, as so stated on paragraph 2, leave the Premises neat and clean and to deliver all keys to the Premises to Lessor.

26.         HOLDING OVER: If Lessee, with the implied or express consent of Lessor, shall hold over after the expiration of the term of this Lease, Lessee shall remain bound by all the covenants and agreements herein, except that the tenancy shall be from month-to-month.

27.         BINDING ON HEIRS, SUCCESSORS AM) ASSIGNS: The covenants and agreements of this .Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

28.         USE: Lessee shall use the Premises for the purposes of ~~utilities contracting~~ recycling and for no other purposes without written consent of Lessor, In the event Lessee's use of the Premises increases the fire and extended coverage or liability insurance rates on the building of which the Premises are a part, Lessee agrees to pay for such increase, An approved sublease or assignee may change the use of the Premises, but only with the prior written consent of Lessor.

29.         NOTICE: Any notice required to be given by either party to the other shall be deposited in the United States mail, postage paid, addressed to the Lessor at PO BOX 1813-BOTHELL, WA 98041 or to the Lessee at 5906 238th St SE. Woodinville WA 98072 or at such other address as either party may designate to the other in writing from time to time.

30.         RIDERS: Riders, if any, attached hereto, are made a part of this Lease by reference: After the first 12 months a rental increase will be subject to the Base Rent calculated by the Consumer Price Index and will be effective on the 1st day of the 13 month of this lease agreement. This adjustment  will be prorated when the CPI has posted April 2010 and averaged over the previous 12 months inflation figures. Property taxes will be adjusted at the beginning of established by the Snohomish County Assessors Office.

31.         TIME IS OF THE ESSENCE OF THIS LEASE.

32.         CORPORATE AUTHORIZATION: If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a corporation, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation, authorizing or ratifying the execution of this Lease.

33.         AGENCY DISCLOSURE: At the signing of this Agreement, the agent representing the Lessor is None and the agent representing the Lessee is None; Each party signing this Agreement confirms that prior verbal and/or written disclosure of agency was provided to him/her in this transaction.

34.         HAZARDOUS WASTE: Lessee shall not, without first obtaining Lessor's prior written approval, generate, release, spill, store, deposit, transport, or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, radioactive substances, medicinal, bacteriological, or disease-producing substances, hazardous materials, toxic substances or any pollutants or substances defined as hazardous or toxic in accordance with applicable federal, state, and local laws and regulations ("Hazardous Substances") in, on or about the premises. In the event, and only in the event, Lessor approves such Release of Hazardous Substances on the premises, Lessee agrees that such Release shall occur safely and in compliance with all applicable federal, state, and local laws and regulations. Lessee shall indemnify, bold harmless and defend Lessor from any and all claims, liabilities, losses, damages, cleanup costs, response costs, and expenses (including reasonable attorneys' fees) arising out of or in any way related to the Release by Lessee, or any of its agents, representatives, or employees, or the presence of such Hazardous Substances in, on or about the premises occurring at any time alter the commencement date. This provision shall survive termination of this lease.

35.         ESTOPPEL CERTIFICATE:

(a)         Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing {i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. A perspective purchaser or encumbrancer of the Premises may conclusively rely upon any such statement,

(b)         Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance.

(c)         If Lessor desires to finance or refinance said Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may reasonably required by such lender. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set. forth.

36.         TRANSFER OF LESSOR'S INTEREST: In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises other than a transfer for security purposes only, Lessor shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part, of the Lessor, provided that any funds in the bands of Lessor at the time of transfer in which Lessee has an interest, shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser or assignees provided all Lessor's obligations hereunder are assumed in writing by the transferee.

37.         BROKER'S FEE: Upon commencement of the Lease term or as otherwise agreed, Lessor shall pay a licensed real estate broker a fee of $  n/a  for brokerage services heretofore rendered.

38.         ENTIRE AGREEMENT:This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Lessor and Lessee relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both- Lessor and Lessee. Lessor and Lessee agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Agreement.

39.         SEVERABILITY: If any term or provision of this Lease shall to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall fee valid and be enforceable to the fullest extent permitted by law.

40.         TIME; JOINT AND SEVERAL LIABILITY: Time is of the essence of this Lease and each and. every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Lessee. All the terms covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

41.         BINDING EFFEC; CHOICE OF LAW: The parties hereto agree that all the provisions hereof are to be construed as both, covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof; subject to any provisions hereof restricting assignment or subletting by Lessee, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Washington, and venue shall lie in King County.

42.         WAIVER: No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and arty waiver or the breech of any covenant  term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition, Acceptance by .Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach, or default of any covenant, term or condition unless other expressly agreed to by Lessor in writing.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date first above written,

GUARANTY OF LEASE

DRS Inc. Hereby guarantees the Lease by and between DRS Inc. (as Lessee) a Washington corporation, and NORTHSHORE PROPERTIES LLC (as Lessor),

Said Lease is first dated April 7, 2009 on a 60 month basis commencing the 8th day of April 2009.  The subject Lease space is part of the Premises commonly known as 5906 238th St SE, Woodinville, WA 98072. In consideration of said Lease and as inducement therefore, the undersigned Lessors hereby:

1.     Guarantee the prompt and complete performance by said Lessee ot all the covenants and conditions contained in the aforementioned lease and payment by said Lessee of all sums required to be paid thereunder; and do hereby;

2.     Waive notice of acceptance hereof and notice of nonperformance of non-payment by said Lessee of any of its obligations of liability under the foregoing Lease; and do hereby;

3.     Agree that the failure of Lessor to require strict performance of said Lease shall not relieve the undersigned from liability under this guarantee.

10

GUARANTY OF LEASE

DRS Inc. Hereby guarantees the Lease by and between DRS Inc (as Lessee) a Washington corporation, and NORTHSHORE PROPERTIES LLC (as Lessor),

Said Lease is first dated April 7, 2009 on a 60 month basis commencing the 8th day of April 2009.  The subject Lease space is part of the Premises commonly known as 5906 238th St SE , Woodinville, WA 98072. In consideration of said Lease and as inducement therefore, the undersigned Lessors hereby:

1.     Guarantee the prompt and complete performance by said Lessee of all the covenants and conditions contained in the aforementioned lease and payment by said Lessee of all sums required to be paid thereunder; and do hereby:

2.     Waive notice of acceptance hereof and notice of nonperformance of non-payment by said Lessee of any of its obligations of liability under the foregoing Lease; and do hereby:

3.     Agree that the failure of Lessor to require strict performance of said Lease shall not relieve the undersigned from liability under this guarantee.

39.         SEVERABILTY: If any term or provision of this Lease shall, to any extent, be determined by a. court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

40.         TIME; JOINT AND SEVERAL LIABILITY: Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Lessee. All the terms covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

41.         BINDING EFFEC; CHOICE OF LAW: The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof; subject to any provisions hereof restricting assignment or subletting by Lessee, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Washington, and venue shall lie in King County.

42.         WAIVER: No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term or condition unless other expressly agreed to by Lessor in writing.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date first above written.

9